Exhibit 10.13

AMENDMENT NO. 6 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 6 TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of December 18, 2009 (the “Effective Date”), by and among VIASPACE Inc., a Nevada corporation (“Parent”), VIASPACE Green Energy Inc., a British Virgin Islands international business company and a wholly-owned subsidiary of Parent (“Acquirer”), Sung Hsien Chang, an individual (“Shareholder”), and China Gate Technology Co., Ltd., a Brunei Darussalam company  (“Licensor”), with respect to the following facts:

A.   The parties entered into that certain Securities Purchase Agreement, dated as of October 21, 2008 (as amended by that Amendment No. 1 to Securities Purchase Agreement dated on or about June 17, 2009, that Amendment No. 2 to Securities Purchase Agreement dated on or about August 21, 2009, that Amendment No. 3 to Securities Purchase Agreement dated on or about October 13, 2009, that Amendment No. 4 dated on or about November 21, 2009, and that Amendment No. 5 dated on or about November 25, 2009)  (the “Agreement”) pursuant to which, among other things, Acquirer acquired from Shareholder a controlling interest in Inter-Pacific Arts Corp., a British Virgin Islands international business company (“IPA BVI”) in exchange for its shares and shares of the Parent.  Capitalized terms not defined herein shall have the meanings given such terms in the Agreement.

B.   The parties desire to amend the Agreement in certain respects, in particular, to extend the Second Closing Deadline to January 15, 2010.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.   Second Closing Extension.  Section 2.3 of the Agreement is hereby amended to read in full as follows:

“2.3    Second Closing.  The Second Closing shall be held at the RP Office on the date at or before January 15, 2010 (the “Second Closing Deadline”) or at such date that Parent, Acquirer, Shareholder and Licensor may agree in writing (the “Second Closing Date”).  If Acquirer’s Registration Statement is declared effective by the SEC on or before January 15, 2010, the Second Closing Deadline will be extended until February 15, 2010.”

2.   Section 10.2 the Agreement is hereby amended and restated to read in full as follows:

“10.2   Shareholder Rights Upon Failure to Close.  In the event that the Second Closing fails to occur and Parent’s closing conditions to the Second Closing as set forth in Sections 7.1 through 7.7, and 7.9 have been satisfied, then (1) Shareholder and/or his designees shall retain the Acquirer Shares, (2) Parent shall transfer all shares of Acquirer common stock it holds to Shareholder, (3) Shareholder will deliver the remaining 30% equity interest of IPA BVI to Acquirer, such that Acquirer shall receive all equity securities of IPA BVI, and (4) if Acquirer’s common stock is not listed on a Trading Market as of the Second Closing Deadline, Shareholder shall also receive such number of shares of Viaspace common stock so that Shareholder shall own a majority of the outstanding shares of Viaspace common stock as of the date of issuance.

Parent, Acquirer and Shareholder acknowledge that the Shareholder will deliver the remaining 30% equity interest of IPA BVI to Acquirer, such that Acquirer shall receive all equity securities of IPA BVI, on or about January 15, 2010, regardless of whether the Second Closing occurs.

3.   Miscellaneous.

8.1   Effect of Amendment.  Except to the extent the Agreement is modified by this Amendment, the remaining terms and conditions of the Agreement shall remain unmodified and be in full force and effect.  In the event of conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

8.2   Counterparts.  This Amendment may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute the same Amendment.

8.3   Applicable Law.  This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 6 to the Securities Purchase Agreement as of the date first above written.

VIASPACE INC.

By:	/s/ Carl Kukkonen
Carl Kukkonen
Chief Executive Officer

VIASPACE GREEN ENERGY, INC.

By:	/s/ Carl Kukkonen
Carl Kukkonen
Chief Executive Officer

SUNG HSIEN CHANG

/s/ Sung Hsien Chang

CHINA GATE TECHNOLOGY CO., LTD.

By:
Maclean Wang
Chief Executive Officer